Exhibit 16.1

August 16, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of IEH Corporation’s Form 8-K dated August 16, 2017 and agree with the statements made therein.

Very truly yours,

/s/ Jerome Rosenberg CPA, P.C.

Jerome Rosenberg CPA, P.C.

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